SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2003
Date of Report (Date of earliest event reported)

VIROLOGIC, INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-30369 (Commission File Number)	94-3234479 (I.R.S. Employer Identification No.)

345 Oyster Point Blvd.
South San Francisco, California 94080
(650) 635-1100
(Address, including zip code, and telephone number, including area code, of principal executive officers)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

     On February 4, 2003, Virologic, Inc. (the “Company”) held a Special Meeting of Stockholders, at which the Company’s stockholders (i) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 60,000,000 shares to 100,000,000 shares; (ii) ratified and approved the terms of the Company’s Series C Preferred Stock financing, including, without limitation, the conversion of certain secured convertible promissory notes issued by the Company to prior Series B Preferred stockholders into an aggregate of 1,204.6 shares of the Company’s Series C Convertible Preferred Stock, and the issuance of warrants to purchase shares of the Company’s Common Stock in exchange for currently outstanding warrants to purchase shares of the Company’s Common Stock; and (iii) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to amend the Certificate of Designations, Rights and Preferences for the Series C Convertible Preferred Stock to (a) provide that any premium payments due thereunder may be paid in either cash or shares of Common Stock at the option of the Company, and (b) include anti-dilution provisions substantially identical to those applicable with respect to the Company’s Series A Convertible Preferred Stock.

     The press release issued by ViroLogic on February 5, 2003 relating to the Special Meeting of Stockholders is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     Exhibits.

99.1	Press Release issued February 5, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROLOGIC, INC.

Dated: February 12,2003	By:	/s/ William D. Young

William D. Young Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release issued February 5, 2003.